Exhibit 99.01

Continucare Corporation Reports 36% Increase in Operating Profit for First Quarter of Fiscal 2009

MIAMI--(BUSINESS WIRE)--November 5, 2008--Continucare Corporation (AMEX:CNU) today reported financial results for its first quarter of fiscal 2009. Financial highlights for the quarter include:

  Total revenue of $65.1 million, a 7% increase compared to $60.9 million for the same period last year;
  Income from operations of $4.0 million, a 36% increase compared to $2.9 million for the same period last year; and
  Net income of $2.5 million, or $0.04 per diluted share, as compared to $1.9 million, or $0.03 per diluted share, for the same period last year.

Continucare’s cash and cash equivalents increased to $10.5 million at September 30, 2008 from $9.9 million at June 30, 2008, while working capital decreased to $19.2 million at September 30, 2008 from $20.3 million at June 30, 2008. Total liabilities declined to $11.4 million at September 30, 2008 compared to $13.3 million at June 30, 2008. Shareholders’ equity was $104.3 million at September 30, 2008 compared to $105.2 million at June 30, 2008.

“Our first quarter results represent another strong start to a new fiscal year and reinforces our track record of solid financial performance,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “Operating profits were 36% higher than the first quarter of our prior fiscal year and we generated $5.0 million of cash flow from operations during the quarter. At quarter-end, our balance sheet remained exceptionally strong. Our working capital ratio was 5.6 to one and we had no long-term indebtedness. Evidencing our belief in our business, we have continued to actively repurchase our shares.”

Stock Repurchase Program

During the period from January 1, 2008 through October 31, 2008 Continucare has repurchased 7,322,158 shares of its common stock at a cost of approximately $15.7 million and since the inception of the program in 2005, Continucare has repurchased 9,058,025 shares of its common stock at a total cost of approximately $20.1 million. The Company has the authority to repurchase an additional 941,975 shares under its current repurchase plan. The plan authorizes management, at its discretion, to repurchase shares from time to time in the open market or in privately negotiated transactions subject to market conditions and other factors. As of October 31, 2008, Continucare had 62,232,528 shares of its common stock outstanding.

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. For more information please visit www.continucare.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to our ability to effectively maintain or improve our medical management capabilities and control costs, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, inflationary trends in health care costs, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	September 30, 2008	June 30, 2008
Current assets:
Cash and cash equivalents	$10,501,308	$9,905,740
Due from HMOs, net of a liability for incurred but not reported medical claims of approximately $23,541,000 and $23,900,000 at September 30, 2008 and June 30, 2008, respectively	11,215,511	15,325,783
Prepaid expenses and other current assets	1,226,669	708,841
Deferred income tax assets	400,955	413,932
Total current assets	23,344,443	26,354,296
Certificates of deposit, restricted	1,281,303	1,274,147
Property and equipment, net	8,835,056	8,363,427
Goodwill	73,204,582	73,204,582
Intangible assets, net of accumulated amortization of approximately $2,477,000 and $2,168,000 at September 30, 2008 and June 30, 2008, respectively	6,182,666	6,492,333
Deferred income tax assets	2,604,060	2,574,472
Other assets, net	163,645	227,047
Total assets	$115,615,755	$118,490,304
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$476,016	$402,718
Accrued expenses and other current liabilities	2,625,952	4,458,119
Income taxes payable	1,057,632	1,198,722
Total current liabilities	4,159,600	6,059,559
Deferred income tax liabilities	6,243,445	6,256,205
Other liabilities	951,649	948,263
Total liabilities	11,354,694	13,264,027
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 63,109,503 shares issued and outstanding at September 30, 2008 and 64,796,303 shares issued and outstanding at June 30, 2008	6,338	6,480
Additional paid-in capital	111,053,647	114,514,853
Accumulated deficit	(6,798,924)	(9,295,056)
Total shareholders’ equity	104,261,061	105,226,277
Total liabilities and shareholders’ equity	$115,615,755	$118,490,304

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,
	2008	2007

Revenue	$65,064,634	$60,922,664
Operating expenses:
Medical services:
Medical claims	47,317,293	44,877,196
Other direct costs	7,157,852	6,593,078
Total medical services	54,475,145	51,470,274
Administrative payroll and employee benefits	2,733,557	2,733,233
General and administrative	3,853,321	3,774,330
Total operating expenses	61,062,023	57,977,837
Income from operations	4,002,611	2,944,827
Other income (expense):
Interest income	76,103	159,113
Interest expense	(3,043)	(7,418)
Income before income tax provision	4,075,671	3,096,522
Income tax provision	1,579,539	1,175,022

Net income	$2,496,132	$1,921,500

Net income per common share:
Basic	$.04	$.03
Diluted	$.04	$.03

Weighted average common shares outstanding:
Basic	65,114,930	70,041,548
Diluted	66,253,565	71,234,950

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,496,132	$1,921,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	542,177	615,311
Provision for bad debts	-	63,579
Compensation expense related to issuance of stock options	298,137	310,461
Deferred tax expense	(29,371)	(109,268)
Changes in operating assets and liabilities:
Due from HMOs, net	4,110,272	4,314,488
Prepaid expenses and other current assets	(517,828)	484,403
Other assets, net	31,792	(55,395)
Accounts payable	73,298	(270,073)
Accrued expenses and other current liabilities	(1,846,996)	(826,890)
Income taxes payable	(141,090)	1,284,290
Net cash provided by operating activities	5,016,523	7,732,406

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of certificates of deposit	(7,156)	(76,665)
Purchase of property and equipment	(635,817)	(218,280)
Net cash used in investing activities	(642,973)	(294,945)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on long-term debt	-	(6,083)
Principal repayments under capital lease obligations	(18,496)	(21,083)
Proceeds from exercise of stock options	-	49,500
Payment of fees related to issuance of stock	-	(45,000)
Repurchase of common stock	(3,759,486)	(469,219)
Net cash used in financing activities	(3,777,982)	(491,885)

Net increase in cash and cash equivalents	595,568	6,945,576
Cash and cash equivalents at beginning of period	9,905,740	7,262,247
Cash and cash equivalents at end of period	$10,501,308	$14,207,823

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment with proceeds of capital lease obligations	$36,711	$30,610
Retirement of treasury stock	$3,116,187	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$1,750,000	$-
Cash paid for interest	$3,043	$7,418

CONTACT:
Continucare Corporation, Miami
Fernando L. Fernandez, Senior Vice President – Finance,
305-500-2105